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                                                                     EXHIBIT 5.1



                          [COX & SMITH LETTERHEAD]



                              January 16, 1998


Kinetic Concepts, Inc.
8023 Vantage Drive
San Antonio, Texas  78230


                     Re: Registration Statement on Form S-4 (333-42783) filed by Kinetic Concepts, Inc.

Ladies and Gentlemen:

We have acted as counsel to Kinetic Concepts, Inc., a Texas corporation (the "Company"), and KCI Properties Limited, a Texas limited liability company, KCI Real Property Limited, a Texas limited liability company, KCI Holding Company, Inc., a Delaware corporation, KCI-RIK Acquisition Corp., a Delaware corporation, KCI International, Inc., a Delaware corporation, KCI Air, Inc., a Delaware corporation, Plexus Enterprises, Inc., a Delaware corporation, Medical Retro Design, Inc., a Delaware corporation, KCI Therapeutic Services, Inc., a Delaware corporation, and KCI New Technologies, Inc. (collectively, the "Guarantors" and collectively with the Company, the "Registrants") in connection with the Registrants' Registration Statement on Form S-4 (SEC File No. 333-42783)(the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's offer to exchange up to $200,000,000 aggregate principal amount of the Company's 9 5/8% Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes") for a like principal amount of the Company's 9 5/8% Senior Subordinated Notes Due 2007, Series A (the "Old Notes").
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         We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinions hereinafter set forth. In expressing our opinions as to the valid issuance of the Exchange Notes, we express no opinion as to compliance with federal and state securities laws.

         Based upon the foregoing, it is our opinion that:

         (1) when (i) the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed by the Company and authenticated by the trustee therefor upon consummation of the Exchange Offer in accordance with the terms of the indenture (the "Indenture") under which the Exchange Notes are to be issued and (ii) the Exchange Notes have been duly delivered against receipt of Old Notes surrendered in exchange therefor pursuant to the terms of the Exchange Offer, the Exchange Notes will be (a) legally issued, fully paid and non-assessable and (b) the binding obligations of the Company except to the extent that the enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (1) when (i) the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed by the Company and authenticated by the trustee therefor upon consummation of the Exchange Offer in accordance with the terms of the Indenture (ii) the Exchange Notes have been duly delivered against receipt of Old Notes surrendered in exchange therefor pursuant to the terms of the Exchange Offer, the guarantees (the "Guarantees") of the Guarantors to be endorsed on the Exchange Notes will be (a) legally issued, fully paid and non-assessable and (b) the binding obligations of the Guarantors except to the extent that the enforceability of the Guarantees may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinions expressed herein are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States.

         We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in
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connection with the issuance and sale of the Exchange Notes (including specifically the reference contained under the caption "Legal Matters") and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission promulgated thereunder.

                                     Yours very truly,

                                     COX & SMITH INCORPORATED


                                     By: /s/ William J. McDonough, Jr.
                                        ---------------------------------------
                                         William J. McDonough, Jr.,
                                         For the Firm